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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 22, 1999 relating to the consolidated financial statements of CCA Prison Realty Trust and subsidiaries included in the registration statement on Form S-3, as supplemented (Registration Statement File No. 333-70419), of Prison Realty Trust, Inc. (formerly Prison Realty Corporation) and to the incorporation by reference in the registration statement on Form S-3, as supplemented, of Prison Realty Trust, Inc. (formerly Prison Realty Corporation) of our report dated March 25, 1999 relating to the financial statement schedules of CCA Prison Realty Trust and subsidiaries included in CCA Prison Realty Trust's Form 10-K for the year ended December 31, 1998, incorporated by reference in the registration statement, as supplemented, and to all references to our Firm included in the registration statement.



                                                ARTHUR ANDERSEN LLP


Nashville, Tennessee
May 18, 1999